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                                                                    EXHIBIT 8.1

                                 August 11, 1998



(212) 351-4000                                                     C 96182-00117



Western Digital Corporation
8105 Irvine Center Drive
Irvine, California 92718

Ladies and Gentlemen:

                  At your request, we have examined the Shelf Registration Statement on Form S-3 (the "Shelf Registration Statement") of Western Digital Corporation ("Western Digital") dated August 11, 1998, filed in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of $1,297,200,000 aggregate principal amount of Zero Coupon Convertible Subordinated Debentures (the "Debentures") and 19,373,682 shares of the common stock of Western Digital (the "Common Stock").

                  In formulating our opinion as to the matters certified, we have examined such documents as we have deemed appropriate, including the Shelf Registration Statement and the indenture dated as of February 18, 1998, between Western Digital and State Street Bank and Trust Company of California, N.A., as trustee, pursuant to which the Debentures were issued. Also, we have obtained such additional information as we have deemed relevant and necessary through consultation with various officers and representatives of the Company. The terms of the Debentures and the Common Stock, which are set forth in the Shelf Registration Statement, are incorporated herein by reference.

                  Based upon the terms of the Debentures and the Common Stock as set forth in the Shelf Registration Statement, it is our opinion that, although the discussion presented in the Shelf Registration Statement under the caption "Certain Federal Income Tax Considerations" is general in many respects and does not purport to discuss all of the possible federal income tax consequences of an investment in the Debentures or the Common Stock, such discussion, to the extent it discusses matters of law or legal conclusions, is correct in all material respects.


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Western Digital Corporation
August 11, 1998
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                  We hereby consent to the filing of this opinion as an Exhibit to the Shelf Registration Statement, and we further consent to the use of our name under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.



                                         Very truly yours,


                                         /s/ GIBSON, DUNN & CRUTCHER LLP

                                         GIBSON, DUNN & CRUTCHER LLP

DWM/PSI/MJH